                                                                     EXHIBIT 4.5


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                                   ----------


                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                                     BETWEEN

                          AMERICAN GENERAL CORPORATION

                                 (AS GUARANTOR)

                                       AND

                              BANKERS TRUST COMPANY
                   (AS PREFERRED SECURITIES GUARANTEE TRUSTEE)

                        RELATING TO PREFERRED SECURITIES

                                       OF

                           AMERICAN GENERAL CAPITAL II

                            DATED AS OF JUNE 27, 2000

                                   ----------


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




                             CROSS-REFERENCE TABLE*


Section of                                                                                               Section of
Trust Indenture Act                                                                                       Guarantee
of 1939, as amended                                                                                       Agreement
-------------------------------------------------------------------------------------------------------------------


310(a).......................................................................................................4.1(a)
310(b)................................................................................................. 4.1(c), 2.8
310(c) ................................................................................................Inapplicable
311(a) ......................................................................................................2.2(b)
311(b) ..................................................................................................... 2.2(b)
311(c) ............................................................................................... Inapplicable
312(a) ......................................................................................................2.2(a)
312(b) ......................................................................................................2.2(b)
313 ............................................................................................................2.3
314(a) .........................................................................................................2.4
314(b) ............................................................................................... Inapplicable
314(c) .........................................................................................................2.5
314(d) ............................................................................................... Inapplicable
314(e) ...............................................................................................1.1, 2.5, 3.2
314(f) ....................................................................................................2.1, 3.2
315(a) ..................................................................................................... 3.1(d)
315(b) .........................................................................................................2.7
315(c) .........................................................................................................3.1
315(d) ......................................................................................................3.1(d)
316(a) ...............................................................................................1.1, 2.6, 5.4
316(b) .........................................................................................................5.3
316(c) ................................................................................................Inapplicable
317(a) ............................................................................................... Inapplicable
317(b) ............................................................................................... Inapplicable
318(a) ..................................................................................................... 2.1(b)
318(b) .........................................................................................................2.1
318(c) ......................................................................................................2.1(b)


* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                                     ARTICLE I
                                          DEFINITIONS AND INTERPRETATION

         SECTION 1.1       Definitions and Interpretation.......................................................-1-

                                                    ARTICLE II
                                                TRUST INDENTURE ACT

         SECTION 2.1       Trust Indenture Act; Application.....................................................-4-
         SECTION 2.2       Lists of Holders of Preferred Securities.............................................-4-
         SECTION 2.3       Reports by the Preferred Securities Guarantee Trustee................................-5-
         SECTION 2.4       Periodic Reports to Preferred Securities Guarantee Trustee...........................-5-
         SECTION 2.5       Evidence of Compliance with Conditions Precedent.....................................-5-
         SECTION 2.6       Events of Default; Waiver............................................................-5-
         SECTION 2.7       Event of Default; Notice.............................................................-6-
         SECTION 2.8       Conflicting Interests................................................................-6-

                                                    ARTICLE III
                                           POWERS, DUTIES AND RIGHTS OF
                                      PREFERRED SECURITIES GUARANTEE TRUSTEE

         SECTION 3.1       Powers and Duties of the Preferred Securities Guarantee Trustee......................-6-
         SECTION 3.2       Certain Rights of Preferred Securities Guarantee Trustee.............................-8-
         SECTION 3.3       Not Responsible for Recitals or Issuance of Preferred Securities
                           Guarantee...........................................................................-10-


                                                    ARTICLE IV
                                      PREFERRED SECURITIES GUARANTEE TRUSTEE

         SECTION 4.1       Preferred Securities Guarantee Trustee; Eligibility.................................-10-
         SECTION 4.2       Appointment, Removal and Resignation of Preferred Securities Guarantee
                           Trustee.............................................................................-11-


                                                     ARTICLE V
                                                     GUARANTEE

         SECTION 5.1       Guarantee...........................................................................-12-
         SECTION 5.2       Waiver of Notice and Demand.........................................................-12-
         SECTION 5.3       Obligations Not Affected............................................................-12-
         SECTION 5.4       Rights of Holders...................................................................-13-
         SECTION 5.5       Guarantee of Payment................................................................-14-
         SECTION 5.6       Subrogation.........................................................................-14-
         SECTION 5.7       Independent Obligations.............................................................-14-

                                                    ARTICLE VI
                                     LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION 6.1       Limitation of Transactions..........................................................-14-
         SECTION 6.2       Ranking.............................................................................-15-


                                                    ARTICLE VII
                                                    TERMINATION

         SECTION 7.1       Termination.........................................................................-15-


                                                   ARTICLE VIII
                                                  INDEMNIFICATION

         SECTION 8.1       Exculpation.........................................................................-16-
         SECTION 8.2       Indemnification.....................................................................-16-

                                                    ARTICLE IX
                                                   MISCELLANEOUS

         SECTION 9.1       Successors and Assigns..............................................................-16-
         SECTION 9.2       Amendments..........................................................................-17-
         SECTION 9.3       Notices.............................................................................-17-
         SECTION 9.4       Benefit.............................................................................-18-
         SECTION 9.5       Governing Law.......................................................................-18-
         SECTION 9.6       Counterparts........................................................................-18-

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                  THIS PREFERRED SECURITIES GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of June 27, 2000, is executed and delivered by American General Corporation, a Texas corporation (the "Guarantor"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Preferred Securities Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of American General Capital II, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of the date hereof, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 300,000 preferred securities, having an aggregate liquidation amount of $300,000,000, such preferred securities being designated the 8 1/2% Capital Trust Pass-through Securities (the "Preferred Securities").

                  WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined below) and to make certain other payments on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions and Interpretation

         In this Preferred Securities Guarantee, unless the context otherwise requires:

         (a) capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

         (b) terms defined in the Declaration as at the date of execution of this Preferred Securities Guarantee have the same meaning when used in this Preferred Securities Guarantee unless otherwise defined in this Preferred Securities Guarantee;

         (c) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

         (d) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

         (e) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

         (f) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

         (g) a reference to the singular includes the plural and vice versa.

         "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

         "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

         "Corporate Trust Office" means the office of the Preferred Securities Guarantee Trustee at which the corporate trust business of the Preferred Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group - Corporate Market Services.

         "Covered Person" means any Holder or beneficial owner of Preferred Securities.

         "Debentures" means the series of junior subordinated debt securities of the Guarantor designated the 8 1/2% Junior Subordinated Debentures due 2030 held by the Property Trustee (as defined in the Declaration) of the Issuer.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Preferred Securities, to the extent the Issuer has funds on hand legally available therefor, (ii) the redemption price with respect to any Preferred Securities called for redemption by the Issuer, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds on hand legally available therefor, and (iii) upon a voluntary or involuntary termination and liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities as provided in the Declaration), the lesser of (a) the Liquidation Distribution (as defined in the Declaration), and (b) the amount of assets of the Issuer remaining available for distribution to Holders of Preferred Securities.

         "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "Indemnified Person" means the Preferred Securities Guarantee Trustee, any Affiliate of the Preferred Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Securities Guarantee Trustee.

         "Indenture" means the Junior Subordinated Indenture, dated as of November 15, 1997, between the Guarantor (the "Debenture Issuer") and Bankers Trust Company, as trustee, as amended or supplemented, pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

         "List of Holders" has the meaning set forth in Section 2.2.

         "Majority in Liquidation Amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

         "Officers' Certificate" means a certificate signed by the Chairman, any Vice Chairman, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (c) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Other Guarantees" means (i) guarantees issued by the Guarantor with respect to preferred securities (if any) similar to the Preferred Securities issued by other trusts established or to be established by the Guarantor (if any), in each case similar to the Issuer, including the guarantees issued by the Guarantor with respect to the preferred securities issued by American General Institutional Capital A, American General Institutional Capital B and American General Capital I and (ii) guarantees by the Guarantor relating to the preferred securities of American General Capital, L.L.C. and American General Delaware, L.L.C.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Preferred Securities Guarantee Trustee" means Bankers Trust Company, a New York banking corporation, until a Successor Preferred Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Securities Guarantee Trustee.

         "Responsible Officer" means, with respect to the Preferred Securities Guarantee Trustee, any officer within the Corporate Trust Office of the Preferred Securities Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Preferred Securities Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Preferred Securities Guarantee Trustee" means a successor Preferred Securities Guarantee Trustee possessing the qualifications to act as Preferred Securities Guarantee Trustee under Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1 Trust Indenture Act; Application

                  (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2 Lists of Holders of Preferred Securities

                  (a) The Guarantor shall provide the Preferred Securities Guarantee Trustee (unless the Preferred Securities Guarantee Trustee is otherwise the registrar of the Preferred Securities) with a list, in such form as the Preferred Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("List of Holders"), (i) within 14 days after each record date for the payment of Distributions on the Preferred Securities as of such date, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Securities Guarantee Trustee; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Securities Guarantee Trustee by the Guarantor. The Preferred Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Preferred Securities Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3 Reports by the Preferred Securities Guarantee Trustee

         Within 60 days after December 31 of each year, commencing December 31, 2000, the Preferred Securities Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Securities Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4 Periodic Reports to Preferred Securities Guarantee Trustee

         The Guarantor shall provide to the Preferred Securities Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act.

SECTION 2.5 Evidence of Compliance with Conditions Precedent

         The Guarantor shall provide to the Preferred Securities Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6 Events of Default; Waiver

         The Holders of a Majority in Liquidation Amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7 Event of Default; Notice

                  (a) The Preferred Securities Guarantee Trustee shall, within 90 days after the occurrence of a default with respect to this Preferred Securities Guarantee, mail by first class postage prepaid, to all Holders of the Preferred Securities, notices of all defaults actually known to a Responsible Officer of the Preferred Securities Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided that except in the case of default in the payment of any Guarantee Payment, the Preferred Securities Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Preferred Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

                  (b) The Preferred Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Securities Guarantee Trustee shall have received written notice, or a Responsible Officer of the Preferred Securities Guarantee Trustee charged with the administration of this Preferred Securities Guarantee shall have obtained actual knowledge, of such Event of Default.

SECTION 2.8 Conflicting Interests

         The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                     PREFERRED SECURITIES GUARANTEE TRUSTEE

SECTION 3.1 Powers and Duties of the Preferred Securities Guarantee Trustee

                  (a) This Preferred Securities Guarantee shall be held by the Preferred Securities Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Securities Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Securities Guarantee Trustee on acceptance by such Successor Preferred Securities Guarantee Trustee of its appointment to act as Successor Preferred Securities Guarantee Trustee. The right, title and interest of the Preferred Securities Guarantee Trustee shall automatically vest in any Successor Preferred Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Securities Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer of the Preferred Securities Guarantee Trustee has occurred and is continuing, the Preferred

         Securities Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

                  (c) The Preferred Securities Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Securities Guarantee Trustee, the Preferred Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Notwithstanding anything to the contrary in this Preferred Securities Guarantee, in no event shall the Preferred Securities Guarantee Trustee be deemed to be an ERISA fiduciary, and in the event that the Preferred Securities Guarantee Trustee believes it appropriate to take or omit to take any action hereunder that would cause it to be deemed an ERISA fiduciary, it shall obtain and follow the direction of the Sponsor, the Administrative Trustee or Holders, as the case may be.

                  (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) prior to the occurrence of any Event of Default
                  and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A) the duties and obligations of the
                           Preferred Securities Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Securities Guarantee Trustee; and

                                    (B) in the absence of bad faith on the part
                           of the Preferred Securities Guarantee Trustee, the Preferred Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Securities Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Preferred Securities Guarantee Trustee, the Preferred Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

                           (ii) the Preferred Securities Guarantee Trustee shall
                  not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Securities Guarantee Trustee, unless it shall be proved that the Preferred Securities Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii) the Preferred Securities Guarantee Trustee
                  shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Securities Guarantee Trustee under this Preferred Securities Guarantee; and

                           (iv) no provision of this Preferred Securities
                  Guarantee shall require the Preferred Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2 Certain Rights of Preferred Securities Guarantee Trustee

                  (a) Subject to the provisions of Section 3.1:

                           (i) the Preferred Securities Guarantee Trustee may
                  conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                           (ii) any direction or act of the Guarantor
                  contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate;

                           (iii) whenever, in the administration of this
                  Preferred Securities Guarantee, the Preferred Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Preferred Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                           (iv) the Preferred Securities Guarantee Trustee shall
                  have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof);

                           (v) the Preferred Securities Guarantee Trustee may
                  consult with legal counsel of its selection, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction;

                           (vi) the Preferred Securities Guarantee Trustee shall
                  be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Preferred Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Securities Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee;

                           (vii) the Preferred Securities Guarantee Trustee
                  shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                           (viii) the Preferred Securities Guarantee Trustee may
                  execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                           (ix) any action taken by the Preferred Securities
                  Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Securities Guarantee Trustee's or its agent's taking such action;

                           (x) whenever in the administration of this Preferred
                  Securities Guarantee the Preferred Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Securities Guarantee Trustee
                  (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions; and

                           (xi) the Preferred Securities Guarantee Trustee shall
                  not be liable for any action taken or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Securities Guarantee.

                  (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Securities Guarantee Trustee shall be construed to be a duty.

SECTION 3.3 Not Responsible for Recitals or Issuance of Preferred Securities Guarantee


         The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Securities Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV
                     PREFERRED SECURITIES GUARANTEE TRUSTEE

SECTION 4.1 Preferred Securities Guarantee Trustee; Eligibility

                  (a) There shall at all times be a Preferred Securities Guarantee Trustee which shall:

                           (i) not be an Affiliate of the Guarantor; and

                           (ii) be a corporation organized and doing business
                  under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Preferred Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Preferred Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of
         Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of Preferred Securities Guarantee Trustee

                  (a) Subject to Section 4.2(b), the Preferred Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

                  (b) The Preferred Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Securities Guarantee Trustee and delivered to the Guarantor.

                  (c) The Preferred Securities Guarantee Trustee shall hold office until a Successor Preferred Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Securities Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Securities Guarantee Trustee.

                  (d) If no Successor Preferred Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this
         Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Preferred Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Preferred Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Securities Guarantee Trustee.

                  (e) No Preferred Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Securities Guarantee Trustee.

                  (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Preferred Securities Guarantee Trustee all amounts due to the Preferred Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1 Guarantee

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2 Waiver of Notice and Demand

         The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3 Obligations Not Affected

         The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor,

it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4 Rights of Holders

                  (a) The Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Securities Guarantee Trustee under this Preferred Securities Guarantee.

                  (b) Any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Preferred Securities Guarantee Trustee's rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Securities Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5 Guarantee of Payment

         This Preferred Securities Guarantee creates a guarantee of payment and not of collection. This Preferred Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Declaration.

SECTION 5.6 Subrogation

         The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7 Independent Obligations

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1 Limitation of Transactions

         So long as any Preferred Securities remain outstanding, the Guarantor shall not, and shall not permit any subsidiary of the Guarantor to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock,
(ii) make any payment of principal, interest or premium, if any, on, or repay or repurchase or redeem any debt securities of the Guarantor that rank pari passu in all respects with or junior in interest to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor if such guarantee ranks pari passu or junior in interest to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation or extension of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under this Preferred Securities Guarantee, (d) as a result of a reclassification of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) acquisitions of common stock of the Guarantor in connection with the satisfaction of its obligations under any benefit plan for its directors, officers or employees), if at such time (i) there shall have occurred and be continuing any event of which the Guarantor has actual knowledge (a) that is, or with the giving of notice or the lapse of time, or both, would be an Event of Default under the Indenture and
(b) in respect of which the Guarantor shall not have taken reasonable steps to cure, (ii) the Guarantor shall be in default with respect to its payment of any obligations under this Preferred Securities Guarantee or (iii) the Guarantor shall have given notice of its election of an Extension Period (as defined in the Indenture) pursuant to the terms of the Debentures and shall not have rescinded such notice, and any such Extension Period, or any extension thereof, shall be continuing.

SECTION 6.2 Ranking

         This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Senior Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior Indebtedness pursuant to the Indenture, it being understood that the terms of
Article XIII of the Indenture shall apply to the obligations of the Guarantor under this Preferred Securities Guarantee as if (x) such Article XIII were set forth herein in full and (y) such obligations were substituted for the term "Securities" appearing in such Article XIII, and (ii) pari passu with the Debentures and with any Other Guarantee.

                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1 Termination

         This Preferred Securities Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price (as defined in the Declaration) of all Preferred Securities, (ii) the distribution of the Debentures to the Holders of all of the Preferred Securities, or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.1 Exculpation

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

SECTION 8.2 Indemnification

         The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guarantee or resignation or removal of the Preferred Securities Guarantee Trustee.

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1 Successors and Assigns

         All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

SECTION 9.2 Amendments

         Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in Liquidation Amount of the Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Preferred Securities apply to the giving of such approval.

SECTION 9.3 Notices

         All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                  (a) If given to the Issuer, in care of the Administrative Trustees at the Issuer's mailing address set forth below:

                           American General Capital II
                           c/o American General Corporation
                           2929 Allen Parkway
                           Houston, Texas 77019-2155
                           Attention: Treasury Department
                           Telecopy: (713) 522-3847

                  (b) If given to the Preferred Securities Guarantee Trustee, at the Preferred Securities Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Securities Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

                           Bankers Trust Company
                           Four Albany Street
                           New York, New York 10006
                           Attention: Corporate Trust and Agency Services - Corporate Market Services
                           Telecopy: (212) 250-6961

                  (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

                           American General Corporation
                           2929 Allen Parkway
                           Houston, Texas 77019-2155
                           Attention: Treasury Department
                           Telecopy: (713) 522-3847

                  (d) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4 Benefit

         This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

SECTION 9.5 Governing Law

         THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 9.6 Counterparts.

         This Preferred Securities Guarantee may contain more than one counterpart of the signature page and this Preferred Securities Guarantee may be executed by the affixing of the signature of each of the parties to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

         THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                                          AMERICAN GENERAL CORPORATION,
                                          as Guarantor

                                          By:
                                             -----------------------------------
                                          Name: Nicholas R. Rasmussen
                                          Title: Executive Vice President,
                                                   Chief Financial Officer and
                                                   Treasurer

                                          BANKERS TRUST COMPANY,
                                          as Preferred Securities Guarantee
                                          Trustee

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------